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                                                                      EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 28, 2002

Dear Sir/Madam:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated May 28, 2002 of Wackenhut Corrections Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP